Exhibit 99.1
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                     FIRST AMENDMENT TO AMENDED AND RESTATED
                              EMPLOYMENT AGREEMENT
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         This is the First Amendment to the Amended and Restated Employment
Agreement which was effective as of January 22, 2003 ("Agreement"), between Ameron International Corporation, a Delaware corporation (the "Company"), and James S. Marlen (the "Employee").

                                       I.

         1. Paragraph 1.1 of the Agreement is hereby amended in its entirety to read as follows:

                  1.1 The term of this Agreement commenced on January 22, 2003, and is hereby extended by approximately 18 months to continue until March 31, 2010 (the "Term"), subject to earlier termination in accordance with the provisions of section 10 hereinbelow. In no event shall the Term of this Agreement extend beyond March 31, 2010, unless the Company and Employee hereafter expressly agree in writing to extend the Term of this Agreement beyond such date; provided, however, that the Company, in the sole discretion of its Board of Directors, may extend the Term of this Agreement for up to eight months to end not later than November 30, 2010. The Company will notify Employee in writing if the Board of Directors determines to extend the Term of this Agreement. The Board of Directors will commence discussions with Employee regarding whether it intends to extend the Term of this Agreement not later than December 31, 2009.

                                       II.

         1. Paragraph 2.1 of the Agreement is hereby amended in its entirety to read as follows:

                  2.1 The Company hereby employs Employee as its Chairman of the Board, President and Chief Executive Officer, and Employee hereby accepts such employment. Notwithstanding the foregoing, Employee agrees that the Company may appoint another person as President with the customary duties of a chief operating officer at any time after September 30, 2007, provided Employee remains Chairman of the Board and Chief Executive Officer; and the Company may commence a search for a new Chief Executive Officer at any time and may appoint another person as Chief Executive Officer at any time after July 1, 2009, provided Employee remains Chairman of the Board. Any such appointments shall not result in any changes in the compensation or benefits which Employee is entitled to receive under the Agreement. The Company shall provide Employee with an opportunity to review and comment on a draft press release concerning each change in officerships contemplated by this paragraph before such change is announced.

         2. Paragraph 2.3 of the Agreement is hereby amended in its entirety to read as follows:

                  2.3 Employee shall at all times faithfully, industriously, and to the best of his ability, experience and talents, perform all of the duties of the offices of Chairman of the Board, President and Chief Executive Officer of the Company, while he holds such offices during the Term in accordance with paragraph 2.1.

         3. Paragraph 2.4 of the Agreement is hereby amended to read in its entirety as follows:

                  2.4 As President and Chief Executive Officer, Employee shall be responsible to the Board of Directors for all actions and activities of the Company. If another person is appointed President with the duties of a chief operating officer in accordance with paragraph 2.1, Employee while he serves as Chief Executive Officer shall have the customary duties of a chief executive officer.

                                      III.

         1. Paragraph 6.3 of the Agreement is hereby amended in its entirety to read as follows:

                  6.3

                  (1) The Company shall grant to Employee under the Company's 2004 Stock Incentive Plan or a successor plan 18,000 fully vested shares of its Common Stock (subject to adjustments as provided in Paragraph 1.3
                           (c) of the 2004 Stock Incentive Plan) in the month of February in each of 2008, 2009 and 2010, provided that a Change of Control (as defined in paragraph 10.5) has not occurred prior to the applicable grant date, and that Employee continues to be employed by the Company as its Chairman of the Board, President or Chief Executive Officer on the applicable grant date. The Company shall withhold from the shares of Common Stock otherwise issuable pursuant to such grants shares with an aggregate fair market value sufficient to satisfy all applicable Federal, state and local income and employment tax withholding requirements in connection with such grants. Employee shall not be entitled to receive any grants under this subparagraph (1) after a Change of Control or after his employment with the Company terminates for any reason (including termination with or without cause or due to retirement, resignation, death or disability), and Employee shall not be entitled to any damages or additional severance payments due to his failure to receive these grants after a Change of Control or termination of his employment.

                  (2) Within ten days after this Amendment to the Agreement is executed by the Company and Employee, the Company shall grant to Employee under the Company's 2004 Stock Incentive Plan performance stock units pursuant to the form of Performance Stock Unit Agreement which is attached hereto as Appendix A on the terms and conditions set forth therein.

                  (3) Employee shall not be entitled to receive any other stock options, restricted or fully vested stock, performance stock units or other equity grants during the remainder of the Term of this Agreement, including any extension of the Term pursuant to paragraph 1.1 through November 30, 2010.

                                       IV.

         1. Paragraph 8.1 of the Agreement is hereby amended to delete the words "and its Supplemental Executive Retirement Plan as in effect as of March 20, 2002." Paragraphs 8.2, 8.3 and 8.4 of the Agreement are hereby deleted.

                                       V.

         1. Paragraph 9.9 is hereby amended to add the following additional sentence at the end thereof:

                           In addition, if Employee retires on or after March 31, 2010, or prior to such date is terminated by the Company without cause (as defined in paragraph 10.2) or terminates employment due to death or disability, then the Company shall continue to reimburse Employee for the cost of AYCO financial/tax consulting services up to $8,000 in any calendar year for three
                           (3) calendar years following such retirement or termination of employment.

                                       VI.

         1. Paragraph 10.2 of the Agreement is hereby amended in its entirety to read as follows:

                  10.2 In the event that the Company terminates Employee's employment for any cause other than the causes set forth in paragraph 10.1 hereinabove, such shall be considered to be termination "without cause." Except when and as set forth in paragraph 2.1, removal from Employee of the titles of President, Chief Executive Officer or Chairman of the Board during the Term, without Employee's consent, is unauthorized hereunder ("Change in Title"). Any termination by Employee of his employment within six (6) months of such an unauthorized Change in Title shall be considered to be a termination following a material diminution in Employee's authority, duties or responsibilities without his consent and shall be deemed to be a termination by the Company without cause; provided that Employee provides written notice to the Company within 60 days of such event and the Company does not remedy such event within 30 days of receipt of such notice.

         2. Paragraph 10.3 of the Agreement is hereby amended to revise subparagraphs (1), (2) and (3) thereof to read in their entirety as follows:

                  (1) the Company shall pay Employee a lump-sum severance amount within thirty (30) days following termination equal to 1.5 times the sum of (i) Employee's annual base salary in effect as of the date of termination, and (ii) the highest management incentive bonus paid to Employee during the five years preceding termination (but not less than one hundred percent (100%) times Employee's annual base salary determined as of the date of termination), provided that Employee shall not be entitled to receive any lump-sum severance amount if Employee's employment is terminated for any reason at any time on or after March 31, 2010;

                  (2) all unvested restricted stock grants and stock options granted to Employee shall automatically vest in full, and the performance stock units granted to Employee under paragraph 6.3(2) shall vest in accordance with their terms; and

                  (3) Employee shall be entitled to the benefits described in paragraph 9.3 hereinabove. To the extent benefits provided to Employee under paragraph 9.3 are taxable to Employee, any reimbursement payments for such benefits to which Employee is entitled shall be paid to Employee on or before the last day of Employee's taxable year following the taxable year in which the expense was incurred. The benefits described herein are not subject to liquidation or exchange for another benefit.

         3. Paragraph 10.4 of the Agreement is hereby deleted.

         4. Paragraph 10.5 of the Agreement is hereby amended to add the following additional sentence at the end of subparagraph (1):

                           The performance stock units granted to Employee under paragraph 6.3(2) shall vest in accordance with their terms.

         5. Paragraph 10.5 of the Agreement is hereby amended to add the following additional sentence at the end of subparagraph (2):

                           The present value reduction under clause (i) above shall only apply if such reduction is necessary in order for the Company to avoid making a gross-up payment to Employee for taxes imposed under IRC
                           Section 4999 pursuant to this paragraph 10.5.

         6. Paragraph 10.5 of the Agreement is hereby amended to revise the last paragraph thereof to read in its entirety as follows:


                  For purposes of this Agreement, a "Change of Control" shall mean one or more of the following:

                  (a) The acquisition, directly or indirectly by any person or related group of persons (as such term is used in Sections 13(d) and 14(d) of the 1934 Act), but other than the Company or a person that directly or indirectly controls, is controlled by, or is under control with the Company, of beneficial ownership (as defined in Rule 13d-3 of the 1934 Act) of securities of the Company that results in such person or related group of persons beneficially owning securities representing 40% or more of the combined voting power of the Company's then-outstanding securities;

                  (b) A merger or consolidation to which the Company is a party, if (i) the beneficial owners of the Company's securities immediately before the transaction, do not, immediately after the transaction, have beneficial ownership of securities of the surviving entity or parent thereof representing at least 50% of the combined voting power of the then-outstanding securities of the surviving entity or parent, and
                           (ii) the directors of the Company immediately prior to consummation of the transaction do not constitute at least a majority of the board of directors of the surviving entity or parent upon consummation of the transaction;

                  (c) A change in the composition of the Board of Directors of the Company (the "Board") over a period of thirty-six (36) consecutive months or less such that a majority of the Board members ceases by reason of one or more contested elections for Board membership, to be comprised of individuals who either (i) have been Board members since the beginning of such period or (ii) have been elected or nominated for election as Board members during such period by at least a majority of the Board members described in clause (i) who were still in office at the time the Board approved such election or nomination; or

                  (d) The sale, transfer or other disposition of all or substantially all of the Company's assets in complete liquidation or dissolution of the Company unless (i) the beneficial owners of the Company's securities immediately before the transaction have, immediately after the transaction, beneficial ownership of securities representing at least 50% of the combined voting power of the then-outstanding securities of the entity acquiring the Company's assets, and (ii) the directors of the Company immediately prior to consummation of the transaction constitute a majority of the board of directors of the entity acquiring the Company's assets upon consummation of the transaction.

         7. Paragraph 10.7 of the Agreement is hereby amended to add the following additional sentence at the end thereof:


                  The performance stock units granted to Employee under paragraph 6.3(2) shall vest in accordance with their terms.


         8. Paragraph 10.8 is hereby added to the Agreement to read in its entirety as follows:


                  Notwithstanding any other provisions of this Agreement, any payment or benefit otherwise required to be made after Employee's termination of employment that is subject to IRC
                  Section 409A(a)(2)(B)(i) shall not be paid, provided or commenced until the later of (i) six months after the date of Employee's "separation from service" (within the meaning of IRC Section 409A) and (ii) the payment date or commencement date specified in the Agreement for such payment(s) or benefit(s). On the earliest date on which such payments or benefits can be made, provided or commenced without violating the requirements of IRC Section 409A(a)(2)(B)(i), Employee shall be paid, in a single cash lump sum, an amount equal to the aggregate amount of all payments and benefits delayed pursuant to the preceding sentence. The provisions of this paragraph shall only apply to the minimum extent required to avoid Employee's incurrence of any additional tax or interest under IRC Section 409A or any regulations or other Internal Revenue Service guidance promulgated thereunder.

                                      VII.

         All other terms and conditions of the Agreement are hereby ratified and confirmed.

IN WITNESS WHEREOF, the parties have executed this First Amendment to Amended and Restated Employment Agreement effective as of September 19, 2007.



AMERON INTERNATIONAL CORPORATION

By:  /s/ John E. Peppercorn
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        John E. Peppercorn
        Chairman, Compensation Committee
        of the Board of Directors


EMPLOYEE


/s/ James S. Marlen
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   James S. Marlen